As filed with the Securities and Exchange Commission on June 14, 2022
Registration No. 333-265492

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NRX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)
1201 Orange Street, Suite 600
Wilmington, DE 19801
(484) 254-6134
(Address, including zip code, and telephone number,
including area code, of registrant’s principal
executive offices)

82-2844431
(I.R.S. Employer
Identification No.)
Alessandra Daigneault
Chief Corporate Officer, General Counsel & Secretary
1201 Orange Street, Suite 600 Wilmington,
Delaware 19801 (484) 254-6134
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:
David S. Huntington, Esq.
David A. Curtiss, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The registrant hereby amends this document on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ADDITION OF EXHIBIT
This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-265492) is being filed to include as an exhibit the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP with respect to the securities being registered under this Registration Statement.
Item 16.
Exhibits

A list of exhibits filed with this registration statement is contained in the exhibits index, which is incorporated by reference.
Exhibit Number	Description of Documents
1.1*	Form of Underwriting Agreement for Debt Securities.
1.2*	Form of Underwriting Agreement for Equity Securities.
1.3*	Form of Underwriting Agreement for Depositary Shares.
1.4*	Form of Underwriting Agreement for Purchase Contracts.
1.5*	Form of Underwriting Agreement for Units.
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-K filed with the SEC on May 28, 2021).
3.2	Second Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 of the Form 8-K filed with the SEC on May 28, 2021).
4.1*	Form of Senior Indenture.
4.2*	Form of Subordinated Indenture.
4.3*	Form of Certificate of Designation.
4.4*	Form of Deposit Agreement.
4.5*	Form of Depositary Receipt.
4.6*	Form of Warrant Agreement.
4.7*	Form of Warrant.
4.8*	Form of Rights Agent Agreement.
4.9*	Form of Purchase Contract.
4.10*	Form of Unit Agreement.
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
23.1**	Consent of KPMG LLP.
23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature page of Registration Statement).
25.1*	Form T-1 Statement of Eligibility of [ ] to act as trustee under the Indenture.
107**	Filing Fee Table

*
To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

**
Previously filed.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, NRX Pharmaceuticals, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on June 14, 2022.
NRX PHARMACEUTICALS, INC.
By:
/s/ Robert Besthof

Name:
Robert Besthof

Title:
Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Robert Besthof Robert Besthof	Interim Chief Executive Officer (Principal Executive Officer)	June 14, 2022
/s/ Seth Van Voorhees Seth Van Voorhees	Chief Financial Officer (Principal Financial and Accounting Officer)	June 14, 2022
* Patrick J. Flynn	Director	June 14, 2022
* Sherry A. Glied	Director	June 14, 2022
* Aaron Gorovitz	Director	June 14, 2022
* Chaim Hurvitz	Director	June 14, 2022
* Daniel Troy	Director	June 14, 2022
*By:	/s/ Robert Besthof
Name:	Robert Besthof
Title:	Attorney-in-Fact

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